==============================================================================

                              AGREEMENT AND PLAN OF MERGER



                                      by and among


                               WORTHEN BANKING CORPORATION
                                an Arkansas corporation,




                                           and


                               BOATMEN'S BANCSHARES, INC.
                                 a Missouri corporation,



                                           and


                                 BBI ACQUISITIONCO, INC.
                                an Arkansas corporation,




                                  Dated August 18, 1994



==============================================================================

                                    TABLE OF CONTENTS
                                    -----------------

                                                                                              Page
                                                                                              ----
ARTICLE ONE              TERMS OF THE MERGER & CLOSING
   Section 1.01.         The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Section 1.02.         Merging Corporation. . . . . . . . . . . . . . . . . . . . . . . . .  1
   Section 1.03.         Surviving Corporation. . . . . . . . . . . . . . . . . . . . . . . .  1
   Section 1.04.         Effect of the Merger . . . . . . . . . . . . . . . . . . . . . . . .  1
   Section 1.05.         Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . . .  1
   Section 1.06.         The Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   Section 1.07.         Exchange Procedures; Surrender of Certificates . . . . . . . . . . .  2
   Section 1.08.         Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
   Section 1.09.         Actions At Closing . . . . . . . . . . . . . . . . . . . . . . . . .  3

ARTICLE TWO       REPRESENTATIONS OF WORTHEN

   Section 2.01.         Organization and Capital Stock . . . . . . . . . . . . . . . . . . .  4
   Section 2.02.         Authorization; No Defaults . . . . . . . . . . . . . . . . . . . . .  5
   Section 2.03.         Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
   Section 2.04.         Financial Information. . . . . . . . . . . . . . . . . . . . . . . .  5
   Section 2.05.         Absence of Changes . . . . . . . . . . . . . . . . . . . . . . . . .  6
   Section 2.06.         Regulatory Enforcement Matters . . . . . . . . . . . . . . . . . . .  6
   Section 2.07.         Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
   Section 2.08.         Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
   Section 2.09.         Employment Agreements. . . . . . . . . . . . . . . . . . . . . . . .  6
   Section 2.10.         Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
   Section 2.11.         Loan Portfolio . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
   Section 2.12.         Employee Matters and ERISA . . . . . . . . . . . . . . . . . . . . .  7
   Section 2.13.         Title to Properties; Insurance . . . . . . . . . . . . . . . . . . .  8
   Section 2.14.         Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . .  9
   Section 2.15.         Compliance with Law. . . . . . . . . . . . . . . . . . . . . . . . .  9
   Section 2.16.         Brokerage. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
   Section 2.17.         No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . 10
   Section 2.18.         Statements True and Correct. . . . . . . . . . . . . . . . . . . . . 10

ARTICLE THREE            REPRESENTATIONS OF BOATMEN'S AND ACQUISITIONCO

   Section 3.01.         Organization and Capital Stock . . . . . . . . . . . . . . . . . . . 10
   Section 3.02.         Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
   Section 3.03.         Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
   Section 3.04.         Financial Information. . . . . . . . . . . . . . . . . . . . . . . . 11
   Section 3.05.         Absence of Changes . . . . . . . . . . . . . . . . . . . . . . . . . 12
   Section 3.06.         Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
   Section 3.07.         Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

                                    i

   Section 3.08.         Compliance With Law. . . . . . . . . . . . . . . . . . . . . . . . . 12
   Section 3.09.         Statements True and Correct. . . . . . . . . . . . . . . . . . . . . 12

ARTICLE FOUR      AGREEMENTS OF WORTHEN

   Section 4.01.         Business in Ordinary Course. . . . . . . . . . . . . . . . . . . . . 13
   Section 4.02.         Breaches . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
   Section 4.03.         Submission to Shareholders . . . . . . . . . . . . . . . . . . . . . 15
   Section 4.04.         Consents to Contracts and Leases . . . . . . . . . . . . . . . . . . 16
   Section 4.05.         Conforming Accounting and Reserve Policies;
                         Restructuring Expenses . . . . . . . . . . . . . . . . . . . . . . . 16
   Section 4.06.         Consummation of Agreement. . . . . . . . . . . . . . . . . . . . . . 17
   Section 4.07.         Environmental Reports. . . . . . . . . . . . . . . . . . . . . . . . 17
   Section 4.08.         Restriction on Resales . . . . . . . . . . . . . . . . . . . . . . . 17
   Section 4.09.         Access to Information. . . . . . . . . . . . . . . . . . . . . . . . 18

ARTICLE FIVE      AGREEMENTS OF BOATMEN'S AND ACQUISITIONCO

   Section 5.01.         Regulatory Approvals and Registration Statement. . . . . . . . . . . 18
   Section 5.02.         Breaches . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
   Section 5.03.         Consummation of Agreement. . . . . . . . . . . . . . . . . . . . . . 19
   Section 5.04.         Stock Options and Stock Appreciation Rights. . . . . . . . . . . . . 19
   Section 5.05.         Directors and Officers' Liability Insurance and Indemnification. . . 20
   Section 5.06.         Employee Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . 21
   Section 5.07.         Access to Information. . . . . . . . . . . . . . . . . . . . . . . . 21

ARTICLE SIX       CONDITIONS PRECEDENT TO THE MERGER

   Section 6.01.         Conditions to Boatmen's Obligations. . . . . . . . . . . . . . . . . 21
   Section 6.02.         Conditions to Worthen's Obligations. . . . . . . . . . . . . . . . . 23

ARTICLE SEVEN            TERMINATION OR ABANDONMENT

   Section 7.01.         Mutual Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . 24
   Section 7.02.         Breach of Agreements . . . . . . . . . . . . . . . . . . . . . . . . 24
   Section 7.03.         Environmental Reports. . . . . . . . . . . . . . . . . . . . . . . . 24
   Section 7.04.         Failure of Conditions. . . . . . . . . . . . . . . . . . . . . . . . 24
   Section 7.05.         Regulatory Approval Denial . . . . . . . . . . . . . . . . . . . . . 24
   Section 7.06.         Shareholder Approval Denial. . . . . . . . . . . . . . . . . . . . . 25
   Section 7.07.         Regulatory Enforcement Matters . . . . . . . . . . . . . . . . . . . 25
   Section 7.08.         Fall-Apart Date. . . . . . . . . . . . . . . . . . . . . . . . . . . 25
   Section 7.09.         Termination Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . 25
   Section 7.10.         Superior Transaction . . . . . . . . . . . . . . . . . . . . . . . . 25
   Section 7.11.         Due Diligence Review . . . . . . . . . . . . . . . . . . . . . . . . 26
   Section 7.12.         Shareholder Letters. . . . . . . . . . . . . . . . . . . . . . . . . 26

                                    ii

ARTICLE EIGHT            GENERAL

   Section 8.01.         Confidential Information . . . . . . . . . . . . . . . . . . . . . . 26
   Section 8.02.         Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
   Section 8.03.         Return of Documents. . . . . . . . . . . . . . . . . . . . . . . . . 27
   Section 8.04.         Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
   Section 8.05.         Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
   Section 8.06.         Nonsurvival of Representations, Warranties and Agreements . . . . . .28
   Section 8.07.         Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . 28
   Section 8.08.         Headings and Captions. . . . . . . . . . . . . . . . . . . . . . . . 28
   Section 8.09.         Waiver, Amendment or Modification. . . . . . . . . . . . . . . . . . 28
   Section 8.10.         Rules of Construction. . . . . . . . . . . . . . . . . . . . . . . . 29
   Section 8.11.         Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
   Section 8.12.         Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . 29
   Section 8.13.         Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
   Section 8.14.         Governing Law; Assignment. . . . . . . . . . . . . . . . . . . . . . 29


EXHIBIT 1.09(a) - Company's Legal Opinion Matters
EXHIBIT 1.09(b) - Boatmen's Legal Opinion Matters
EXHIBIT 4.08 - Form of Affiliate's Letter

                              AGREEMENT AND PLAN OF MERGER
                              ----------------------------

      This is an AGREEMENT AND PLAN OF MERGER (this "Agreement") made August 18, 1994, by and among WORTHEN BANKING CORPORATION, an Arkansas corporation ("Worthen"), BOATMEN'S BANCSHARES, INC., a Missouri corporation ("Boatmen's"), and BBI ACQUISITIONCO, INC., an Arkansas corporation and wholly-owned subsidiary of Boatmen's ("AcquisitionCo").

      In consideration of the premises and the mutual terms and provisions set forth in this Agreement, the parties agree as follows.


                                       ARTICLE ONE
                                       -----------

                              TERMS OF THE MERGER & CLOSING
                              -----------------------------

      SECTION 1.01.  THE MERGER.  Pursuant to the terms and
      ------------   ----------
provisions of this Agreement and the Arkansas Business Corporation Act (the "Corporate Law"), AcquisitionCo shall merge with and into Worthen (the "Merger").

      SECTION 1.02.  MERGING CORPORATION.  AcquisitionCo shall be
      ------------   -------------------
the merging corporation under the Merger and its corporate identity and existence, separate and apart from Worthen, shall cease on consummation of the Merger.

      SECTION 1.03.  SURVIVING CORPORATION.  Worthen shall be the
      ------------   ---------------------
surviving corporation in the Merger. No changes in the articles of incorporation of Worthen shall be effected by the Merger.

      SECTION 1.04.  EFFECT OF THE MERGER.  The Merger shall have
      ------------   --------------------
all of the effects provided by this Agreement and the Corporate
Law.

      SECTION 1.05.  CONVERSION OF SHARES.
      ------------   --------------------

      (a) At the Effective Time (as defined in Section 1.08 hereof), each share of common stock, par value $1.00, of Worthen (the
"Worthen Common") issued and outstanding immediately prior to the Effective Time, other than shares the holders of which have duly exercised and perfected their dissenters' rights under the Corporate Law, shall be converted into the right to receive one (1) share of common stock, par value $1.00 per share, of Boatmen's (the "Boatmen's Common") (together with any cash payment in lieu of fractional shares, as provided below, the "Merger Consideration").
No fractional shares of Boatmen's Common shall be issued and, in lieu thereof, holders of shares of Worthen Common who would otherwise be entitled to a fractional share interest (after taking into account all shares of Worthen Common held by such holder) shall be paid an amount in cash equal to the product of such fractional share interest and the closing price of a share of Boatmen's Common on the Nasdaq Stock Market's National Market ("Nasdaq") on the business day immediately preceding the date on which the Effective Time occurs.

      (b) At the Effective Time, all of the shares of Worthen Common, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Worthen Common (the "Certificates") shall thereafter cease to have any rights with respect to such shares, except the right of such holders to receive, without interest, the Merger Consideration upon the surrender of such Certificate or Certificates in accordance with
Section 1.07.

      (c) At the Effective Time, each share of Worthen Common, if any, held in the treasury of Worthen or by any direct or indirect subsidiary of Worthen (other than shares held in trust accounts for the benefit of others or in other fiduciary, nominee or similar capacities) immediately prior to the Effective Time shall be canceled.

      (d) Each share of common stock, par value $1.00 per share, of AcquisitionCo outstanding immediately prior to the Effective Time shall be converted into and become one share of Worthen Common.

      (e) If between the date hereof and the Effective Time a share of Boatmen's Common shall be changed into a different number of shares of Boatmen's Common or a different class of shares by reason of reclassification, recapitalization, splitup, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the number of shares of Boatmen's Common into which a share of Worthen Common shall be converted pursuant to subsection (a) above shall be appropriately and proportionately adjusted so that each shareholder of Worthen shall be entitled to receive such number of shares of Boatmen's
Common as such shareholder would have received pursuant to such reclassification, recapitalization, splitup, exchange of shares or readjustment or as a result of such stock dividend had the record date therefor been immediately following the Effective Time of the Merger.

      (f) If holders of Worthen Common are entitled to dissent from the Agreement and Merger under the Corporate Law, any issued and outstanding shares of Worthen Common held by a dissenting holder shall not be converted as described in this Section 1.05 but from and after the Effective Time shall represent only the right to receive such consideration as may be determined to be due to such dissenting holder pursuant to the Corporate Law; provided, however, that each share of Worthen Common outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw his demand for appraisal or lose his right to dissent shall have only such rights as are provided under Corporate Law.

      SECTION 1.06.  THE CLOSING.  The closing of the Merger (the
      ------------   -----------
"Closing") shall take place at a location mutually agreeable to the parties at 10:00 A.M. Central Time on the Closing Date described in
Section 1.08 of this Agreement.

      SECTION 1.07.  EXCHANGE PROCEDURES; SURRENDER OF CERTIFICATES.
      ------------   ----------------------------------------------

      (a) Boatmen's Trust Company, St. Louis, Missouri, shall act as Exchange Agent in the Merger (the "Exchange Agent").

      (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each record holder of any Certificate or Certificates whose shares were converted into the right to receive the Merger Consideration, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the

Certificates to the Exchange Agent and shall be in such form and have such other provisions as Boatmen's may reasonably specify) (each such letter, the "Merger Letter of Transmittal") and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender to the Exchange Agent of a Certificate, together with a Merger Letter of Transmittal duly executed and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor solely the Merger Consideration. No interest on the Merger Consideration issuable upon the surrender of the Certificates shall be paid or accrued for the benefit of holders of Certificates. If the Merger Consideration is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to the Exchange Agent any required transfer or other taxes or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

      (c) No dividends that are otherwise payable on shares of Boatmen's Common constituting the Merger Consideration shall be paid to persons entitled to receive such shares of Boatmen's Common until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the shares of Boatmen's Common shall be issued any dividends which shall have become payable with respect to such shares of Boatmen's Common (without interest and less the amount of taxes, if any, which may have been imposed thereon), between the Effective Time and the time of such surrender.

      SECTION 1.08.  CLOSING DATE.  At Boatmen's election, the
      ------------   ------------
Closing shall take place on (i) the last business day of, or
(ii) the first business day of the month following, in each case, the month during which each of the conditions in Sections 6.01(d) and 6.02(d) is satisfied or waived by the appropriate party or on such other date after such satisfaction or waiver as Worthen and Boatmen's may agree (the "Closing Date"). The Merger shall be effective upon the filing of Articles of Merger with the Secretary of State of the State of Arkansas (the "Effective Time"), which the parties shall use their best efforts to cause to occur on the Closing Date.

      SECTION 1.09.  ACTIONS AT CLOSING.
      ------------   ------------------

      (a)    At the Closing, Worthen shall deliver to Boatmen's and
AcquisitionCo:

              (i) a certified copy of the Articles of Incorporation of Worthen and each of its subsidiaries;

             (ii) a Certificate signed by an appropriate officer of Worthen stating that, to the best of his knowledge, all of the conditions set forth in Sections 6.01(a) and 6.01(b) have been satisfied as provided therein;

            (iii) a certified copy of the resolutions of Worthen's Board of Directors and shareholders, as required for valid approval of the execution of this Agreement and the consummation of the Merger and the other transactions contemplated hereby;

             (iv) Certificate of the Arkansas Secretary of State, dated a recent date, stating that Worthen is in good standing; and

              (v) a legal opinion from counsel for Worthen, in form reasonably acceptable to Boatmen's counsel, opining with respect to the matters listed on Exhibit 1.09(a) hereto.

      (b)    At the Closing, Boatmen's shall deliver to Worthen:

              (i) a Certificate signed by an appropriate officer of Boatmen's and AcquisitionCo stating that, to the best of his knowledge, all of the conditions set forth in Sections 6.01(a), 6.02(b) and 6.02(d) (but excluding the approval of Worthen's shareholders) have been satisfied;

             (ii) a certified copy of the resolutions of Boatmen's Board of Directors authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby;

            (iii)   a certified copy of the resolutions of
      AcquisitionCo's Board of Directors and shareholder, as required for valid approval of the execution of this Agreement and the consummation of the transactions contemplated hereby; and

             (iv) a legal opinion from counsel for Boatmen's, in form reasonable acceptable to Worthen's counsel, opining with respect to the matters listed on Exhibit 1.09(b) hereto.


                                       ARTICLE TWO
                                       -----------

                               REPRESENTATIONS OF WORTHEN
                               --------------------------

      Worthen hereby makes the following representations and warranties:

      SECTION 2.01.  ORGANIZATION AND CAPITAL STOCK.
      ------------   ------------------------------

      (a) Worthen is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted. Worthen is a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956.

      (b)    The authorized capital stock of Worthen consists of
(i) 40,000,000 shares of Worthen Common, of which, as of the date hereof, 17,033,039 shares are issued and outstanding, and
(ii) 400,000 shares of preferred stock, par value $25.00 per share, of which no shares are issued and outstanding. All of the issued and outstanding shares of Worthen Common are duly and validly issued and outstanding and are fully paid and non-assessable. None of the outstanding shares of Worthen Common has been issued in violation of any preemptive rights of the current or past shareholders of Worthen. As of the date hereof, Worthen had outstanding employee stock options representing the right to acquire not more than 650,000 shares of Worthen Common pursuant to the Stock Option Plans (as defined in Section 5.04 hereof).

      (c) Except as set forth in subsection 2.01(b) above, there are no shares of capital stock or other equity securities of Worthen outstanding and no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of Worthen Common or other capital stock of Worthen or contracts, commitments, understandings or arrangements by which Worthen is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

      SECTION 2.02.  AUTHORIZATION; NO DEFAULTS.  Worthen's Board of
      ------------   --------------------------
Directors has, by all appropriate action, approved this Agreement and the Merger and authorized the execution hereof on its behalf by its duly authorized officers and the performance by Worthen of its obligations hereunder. Except as disclosed in Section 2.02 of that certain confidential writing delivered by Worthen to Boatmen's and executed by both Worthen and Boatmen's concurrently with the execution and delivery of this Agreement (the "Disclosure Schedule"), nothing in the articles of incorporation or bylaws of Worthen, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which it or any of its subsidiaries are bound or subject which is material to Worthen and its subsidiaries taken as a whole or to the Merger would prohibit or inhibit Worthen from consummating this Agreement and the Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by Worthen and constitutes a legal, valid and binding obligation of Worthen, enforceable against Worthen in accordance with its terms. To the best knowledge of Worthen, Worthen and its subsidiaries are not in default under, nor in violation of, any provision of their articles of incorporation, bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement which is material to Worthen and its subsidiaries taken as a whole, except as disclosed in Section 2.02 of the Disclosure Schedule.

      SECTION 2.03.  SUBSIDIARIES.  Each of Worthen's banking
      ------------   ------------
subsidiaries and its other direct or indirect subsidiaries (collectively, the "subsidiaries") the name and jurisdiction of incorporation of which is disclosed in Section 2.03 of the Disclosure Schedule, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorpo-ration and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted. The number of issued and outstanding shares of capital stock of each such subsidiary is set forth in Section 2.03 of the Disclosure Schedule, all of which shares (except as may be otherwise there noted) are owned by Worthen or Worthen's subsidiaries, as the case may be, free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever, except for assessibility under 12 U.S.C. "55 and as may be stated in
Section 2.03 of the Disclosure Schedule. There are no options, warrants or rights outstanding to acquire any capital stock of any of Worthen's subsidiaries and no person or entity has any other right to purchase or acquire any unissued shares of stock of any of Worthen's subsidiaries, nor does any such subsidiary have any obligation of any nature with respect to its unissued shares of stock. Except as may be disclosed in Section 2.03 of the Disclosure Schedule, neither Worthen nor any of Worthen's subsidiaries is a party to any partnership or joint venture or owns an equity interest in any other business or enterprise.

      SECTION 2.04.  FINANCIAL INFORMATION.  The consolidated
      ------------   ---------------------
balance sheets of Worthen and its subsidiaries as of December 31, 1992 and December 31, 1993 and related consolidated income statements and statements of changes in shareholders' equity and of cash flows for the three years ended December 31, 1993, together with the notes thereto, included in Worthen's Form 10-K for the year ended December 31, 1993, as currently on file with the Securities and Exchange Commission (the "S.E.C."), and the unaudited consolidated balance sheets of Worthen and its subsidiaries as of March 31, 1994 and June 30, 1994 and the related unaudited consolidated income statements and statements of changes in shareholders' equity and cash flows for the three months and six months, respectively, then ended included in Worthen's Quarterly Reports on Form 10-Q for the quarters then ended, as currently on file with the S.E.C., and the year-end and quarterly Reports of Condition and Report of Income of Worthen National Bank of Arkansas (the "Lead Bank") for 1993 and June 30, 1994, respectively, as currently on file with the Office of the Comptroller of the Currency ("O.C.C.") (together, the "Worthen Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein and except for regulatory reporting differences required by the Lead Bank's reports) and fairly present in all material respects the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of the respective entity and its respective consolidated subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which will be material).

      SECTION 2.05.  ABSENCE OF CHANGES.  Since December 31, 1993,
      ------------   ------------------
there has not been any material adverse change in the financial condition, the results of operations or the business of Worthen and its subsidiaries taken as a whole, nor have there been any events or transactions having such a material adverse effect which should be disclosed in order to make the Worthen Financial Statements not misleading. Since June 30, 1993, there has been no material adverse change in the financial condition, the results of operations or the business of the Lead Bank. Notwithstanding the foregoing, any changes for which Worthen or its subsidiaries, including the Lead Bank, make provisions or other adjustments solely pursuant to Section 4.05 hereof shall not be deemed to be a material adverse change.

      SECTION 2.06.  REGULATORY ENFORCEMENT MATTERS.  Except as may
      ------------   ------------------------------
be disclosed in Section 2.06 of the Disclosure Schedule, neither Worthen nor any of its subsidiaries is subject to, or has received any notice or advice that it may become subject to, any order, agreement or memorandum of understanding with any federal or state agency charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits or any other governmental agency having supervisory or regulatory authority with respect to Worthen or any of its subsidiaries.

      SECTION 2.07.  TAX MATTERS.  Worthen and its subsidiaries have
      ------------   -----------
filed all federal, state and local tax returns due in respect of any of their businesses or properties in a timely fashion and have paid or made provision for all amounts due shown on such returns. All such returns fairly reflect the information required to be pre-sented therein. All provisions for accrued but unpaid taxes contained in the Worthen Financial Statements were made in accordance with generally accepted accounting principles and in the aggregate do not materially fail to provide for potential tax liabilities.

      SECTION 2.08.  LITIGATION.  Except as may be disclosed in
      ------------   ----------
Section 2.08 of the Disclosure Schedule, there is no litigation, claim or other proceeding pending or, to the best knowledge of Worthen, threatened, against Worthen or any of its subsidiaries, or of which the property of Worthen or any of its subsidiaries is or would be subject which would have a material adverse effect on Worthen and its subsidiaries taken as a whole.

      SECTION 2.09.  EMPLOYMENT AGREEMENTS.  Except as may be
      ------------   ---------------------
disclosed in Section 2.09 of the Disclosure Schedule, neither Worthen nor any of its subsidiaries is a party to or bound by any contract for the employment, retention or engagement, or with respect to the severance, of any officer, employee, agent, consul-tant or other person or entity which, by its terms, is not termi-nable by Worthen or such subsidiary on thirty (30) days written notice or less without the payment of any amount by reason of such termination.

      SECTION 2.10.  REPORTS.  Except as may be disclosed in
      ------------   -------
Section 2.10 of the Disclosure Schedule, Worthen and each of its subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, if any, that it was required to file with (i) the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), (ii) the OCC,
(iii) the S.E.C., (iv) any state securities authorities, (v) the American Stock Exchange, and (vi) any other governmental authority with jurisdiction over Worthen or any of its subsidiaries. As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      SECTION 2.11.  LOAN PORTFOLIO.  Except as may be disclosed in
      ------------   --------------
Section 2.11 of the Disclosure Schedule, to the best knowledge of Worthen, (i) all loans and discounts shown on the Worthen Financial Statements or which were entered into after the date of the most recent balance sheet included in the Worthen Financial Statements were and will be made in all material respects for good, valuable and adequate consideration in the ordinary course of the business of Worthen and its subsidiaries, in accordance in all material respects with sound banking practices, and are not subject to any material known defenses, setoffs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity; (ii) the notes or other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and will be, in all material respects, enforceable, valid, true and genuine and what they purport to be; and (iii) Worthen and its subsidiaries have complied and will prior to the Closing Date comply with all laws and regulations relating to such loans, or to the extent there has not been such compliance, such failure to comply will not materially interfere with the collection of any such loan.

      SECTION 2.12.  EMPLOYEE MATTERS AND ERISA.
      ------------   --------------------------

      (a) Except as may be disclosed in Section 2.12(a) of the Disclosure Schedule, neither Worthen nor any of its subsidiaries has entered into any collective bargaining agreement with any labor organization with respect to any group of employees of Worthen or any of its subsidiaries and to the best knowledge of Worthen there is no present effort nor existing proposal to attempt to unionize any group of employees of Worthen or any of its subsidiaries.

      (b) Except as may be disclosed in Section 2.12(b) of the Disclosure Schedule, (i) to the best knowledge of Worthen, Worthen and its subsidiaries are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and neither Worthen nor any of its subsidiaries is engaged in any unfair labor practice; (ii) there is no material unfair labor practice complaint against Worthen or any subsidiary pending or, to the best knowledge of Worthen, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the best knowledge of Worthen, threatened against or directly affecting Worthen or any subsidiary;

and (iv) neither Worthen nor any subsidiary has experienced any material work stoppage or other material labor difficulty during the past five years.

      (c) Except as may be disclosed in Section 2.12(c) of the Disclosure Schedule, neither Worthen nor any subsidiary maintains, contributes to or participates in or has any liability under any employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any nonqualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current employees of Worthen or any subsidiary (the "Employee Plans"). To the best knowledge of Worthen, no present or former employee of Worthen or any subsidiary has been charged with breaching nor has breached a fiduciary duty under any of the Employee Plans. Neither Worthen nor any of its subsidiaries participates in, nor has it in the past five years participated in, nor has it any present or future obligation or liability under, any multiemployer plan (as defined at Section 3(37) of ERISA). Except as may be disclosed in
Section 2.12(c) of the Disclosure Schedule, neither Worthen nor any subsidiary maintains, contributes to, or participates in, any plan that provides health, major medical, disability or life insurance benefits to former employees of Worthen or any subsidiary.

      (d) All liabilities of the Employee Plans have been funded on the basis of consistent methods in accordance with sound actuarial assumptions and practices, and no Employee Plan, at the end of any plan year, or at December 31, 1993, had or has had an accumulated funding deficiency. No actuarial assumptions have been changed since the last written report of actuaries on such Employee Plans.
All insurance premiums (including premiums to the Pension Benefit Guaranty Corporation) have been paid in full, subject only to normal retrospective adjustments in the ordinary course. Except as may be noted on the Worthen Financial Statements, Worthen and its subsidiaries have no contingent or actual liabilities under Title IV of ERISA as of December 31, 1993. No accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code) has been incurred with respect to any of the Employee Plans, whether or not waived. No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any of the Employee Plans as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation. No claim is pending, or to the knowledge of Worthen threatened or imminent with respect to any Employee Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which Worthen or any of its subsidiaries would be liable after December 31, 1993, except as is reflected on the Worthen Financial Statements. After December 31, 1993, Worthen and its subsidiaries have no liability for excise taxes under Sections 4971, 4975, 4976, 4977, 4979 or 4980B of the Code or for
a fine under Section 502 of ERISA with respect to any Employee
Plan. All Employee Plans have been operated, administered and maintained materially in accordance with the terms thereof and in material compliance with the requirements of all applicable laws, including, without limitation, ERISA.

      SECTION 2.13.  TITLE TO PROPERTIES; INSURANCE.  Except as may
      ------------   ------------------------------
be disclosed in Section 2.13 of the Disclosure Schedule,
(i) Worthen and its subsidiaries have marketable title, insurable at standard rates, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the Worthen Financial Statements and easements, rights-of-way, and other restrictions which are not material and further excepting in the case of Other
Real Estate Owned ("O.R.E.O."), as such real estate is internally classified on the books of Worthen or its subsidiaries, rights of redemption under applicable law) to all of their real properties;
(ii) all leasehold interests for real property and any material personal property used by Worthen and its subsidiaries in their businesses are held pursuant to lease agreements which are valid and enforceable in accordance with their terms; (iii) to the best knowledge of Worthen, all such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto and there are no condemnation proceedings pending or threatened with respect to such properties; (iv) to the best knowledge of Worthen, Worthen and its subsidiaries have valid title or other ownership rights under licenses to all material intangible personal or intellectual property used by Worthen or its subsidiaries in their business, free and clear of any claim, defense or right of any other person or entity which is material to such property, subject only to rights of the licensors pursuant to applicable license agreements, which rights do not materially adversely interfere with the use of such property; and (v) all material insurable properties owned or held by Worthen and its subsidiaries are adequately insured by financially sound and reputable insurers in such amounts and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with bank holding companies of similar size.

      SECTION 2.14.  ENVIRONMENTAL MATTERS.  As used in this
      ------------   ---------------------
Agreement, "Environmental Laws" means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which Worthen and its subsidiaries have done business or owned, leased or operated property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.

      Except as may be disclosed in Section 2.14 of the Disclosure Schedule, to the best knowledge of Worthen, neither the conduct nor operation of Worthen or its subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them violates or violated Environmental Laws in any respect material to the business of Worthen and its subsidiaries and no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, would constitute a violation material to the business of Worthen and its subsidiaries of Environmental Laws or obligate (or potentially obligate) Worthen or its subsidiaries to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property where the aggregate cost of such actions would be material to Worthen and its subsidiaries taken as a whole. Except as may be disclosed in Section 2.14 of the Disclosure Schedule, neither Worthen nor any of its subsidiaries has received any notice from any person or entity that Worthen or its subsidiaries or the operation or condition of any property ever owned, leased or operated by any of them are or were in violation of any Environmental Laws or that any of them are responsible (or potentially responsible) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

      SECTION 2.15.  COMPLIANCE WITH LAW.  Worthen and its sub-
      ------------   --------------------
sidiaries have all licenses, franchises, permits and other gov-ernmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and are in compliance in all material respects with all applicable laws and regulations.

      SECTION 2.16.  BROKERAGE.  Except as may be disclosed in
      ------------   ---------
Section 2.16 of the Disclosure Statement, there are no existing claims or agreements for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by Worthen or its subsidiaries.

      SECTION 2.17.  NO UNDISCLOSED LIABILITIES.  To the best
      ------------   --------------------------
knowledge of Worthen, Worthen and its subsidiaries do not have any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, except (i) for liabilities set forth in the Worthen Financial Statements, (ii) normal fluctuation in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of Worthen and its subsidiaries since the date of the most recent balance sheet included in the Worthen Financial Statements, and (iii) as may be disclosed in Section 2.17 of the Disclosure Schedule.

      SECTION 2.18.  STATEMENTS TRUE AND CORRECT.  None of the
      ------------   ---------------------------
information supplied or to be supplied by Worthen or its subsidiaries for inclusion in (i) the Registration Statement (as defined in Section 4.06 hereof), (ii) the Proxy Statement/Prospectus (as defined in Section 4.03 hereof) and
(iii) any other documents to be filed with the S.E.C., Nasdaq, the American Stock Exchange or any banking or other regulatory authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Registration Statement, when it becomes effective, and with respect to the Proxy Statement/Prospectus, when first mailed to the stockholders of Worthen and at the time of such stockholder meeting, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. All documents that Worthen is responsible for filing with the S.E.C., the American Stock Exchange or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.


                                      ARTICLE THREE
                                      --------------

                     REPRESENTATIONS OF BOATMEN'S AND ACQUISITIONCO
                     ----------------------------------------------

      Boatmen's and AcquisitionCo hereby make the following representations and warranties:

      SECTION 3.01.  ORGANIZATION AND CAPITAL STOCK.
      ------------   ------------------------------

      (a) Boatmen's is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Missouri with full corporate power and authority to carry on its business as it is now being conducted. Boatmen's is a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956. AcquisitionCo is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Arkansas with full corporate power and authority to carry on its business as it is now being conducted.

      (b)    The authorized capital stock of Boatmen's consists of
(i) 150,000,000 shares of Boatmen's Common, of which, as of July 31, 1994, 104,739,985 shares were issued and outstanding, and
(ii) 10,300,000 Cumulative Preferred Shares, no par value per share, of which 35,045 shares are designated "7% Cumulative
Redeemable Preferred Stock, Series B", $100.00 stated value per share (the "Boatmen's Series B Preferred Stock"), and 1,500,000 shares are designated "Junior Participating Preferred Stock, Series C", no par value per share (the "Boatmen's Series C Preferred
Stock"). No shares of the Boatmen's Series C Preferred Stock are issued and outstanding and 11,421 shares of the Boatmen's Series B Preferred Stock were issued and outstanding as of July 31, 1994.
All of the issued and outstanding shares of Boatmen's Common and Boatmen's Series B Preferred Stock are duly and validly issued and outstanding and are fully paid and non-assessable. None of the outstanding shares of Boatmen's Common has been issued in violation of any preemptive rights of the current or past stockholders of Boatmen's. As of July 31, 1994, Boatmen's had outstanding options and other rights to acquire not more than 3,426,552 shares of Boatmen's Common and no shares of the Boatmen's Series B Preferred Stock or the Boatmen's Series C Preferred Stock.

      (c) AcquisitionCo has authorized capital of ten thousand (10,000) shares of common stock, par value one dollar ($1.00) per share (the "AcquisitionCo Common"). As of the date hereof, 1,000 shares of AcquisitionCo Common are issued and outstanding, fully paid and non-assessable and owned by Boatmen's.

      (d) The shares of Boatmen's Common that are to be issued to the stockholders of Worthen pursuant to the Merger have been duly authorized and, when so issued in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

      SECTION 3.02.  AUTHORIZATION.  The Board of Directors of
      ------------   -------------
Boatmen's and the Board of Directors of AcquisitionCo have, by all appropriate action, approved this Agreement and the Merger and authorized the execution hereof on their behalf by their respective duly authorized officers and the performance by such respective entity of their obligations hereunder. Nothing in the articles of incorporation or bylaws of Boatmen's or AcquisitionCo, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which either of them or any of their subsidiaries are bound or subject would prohibit or inhibit Boatmen's or AcquisitionCo from entering into and consummating this Agreement and the Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by Boatmen's and AcquisitionCo and constitutes a legal, valid and binding obligation of Boatmen's and AcquisitionCo, enforceable against Boatmen's and AcquisitionCo in accordance with its terms and no other corporate acts or proceedings are required to be taken by Boatmen's or AcquisitionCo (including any approvals by the shareholders of Boatmen's or further approval of the shareholder of AcquisitionCo) to authorize the execution, delivery and performance of this Agreement. Except for the requisite approval of the Federal Reserve Board, the Arkansas State Bank Commissioner and the Finance Commission of the State of Texas no notice to, filing with, authorization by, or consent or approval of, any federal or state bank regulatory authority is necessary for the execution and delivery of this Agreement or consummation of the Merger by Boatmen's or AcquisitionCo.

      SECTION 3.03.  SUBSIDIARIES.  Each of Boatmen's and
      ------------   ------------
AcquisitionCo, and, to the extent material to Boatmen's and its subsidiaries taken as a whole, each subsidiary of Boatmen's, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted.

      SECTION 3.04.  FINANCIAL INFORMATION.  The consolidated
      ------------   ---------------------
balance sheets of Boatmen's and its subsidiaries as of December 31, 1992 and 1993 and related consolidated statements of income, changes in stockholders' equity and cash flows for the three years ended December 31, 1993, together with the notes thereto, included in Boatmen's Form 10-K for the year ended December 31, 1993, as currently on file with the S.E.C., and the unaudited consolidated balance sheets of Boatmen's and its subsidiaries as of March 31, 1994 and June 30, 1994 and the related unaudited consolidated income statements and statements of changes in shareholders' equity and cash flows for the three months and six months, respectively, then ended included in Boatmen's Quarterly Reports on Form 10-Q for the quarters then ended, as currently on file with the S.E.C. (together, the "Boatmen's Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein) and fairly present in all material respects the consolidated financial position and the consolidated results of operations, changes in stockholders' equity and cash flows of Boatmen's and its consolidated subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which will be material).

      SECTION 3.05.  ABSENCE OF CHANGES.  Since December 31, 1993,
      ------------   ------------------
there has not been any material adverse change in the financial condition, the results of operations or the business of Boatmen's and its subsidiaries taken as a whole, nor have there been any events or transactions having such a material adverse effect which should be disclosed in order to make the Boatmen's Financial Statements not misleading.

      SECTION 3.06.  LITIGATION.  There is no litigation, claim or
      ------------   ----------
other proceeding pending or, to the knowledge of Boatmen's, threatened, against Boatmen's or any of its subsidiaries, or of which the property of Boatmen's or any of its subsidiaries is or would be subject which would have a material adverse effect on the business of Boatmen's and its subsidiaries taken as a whole.

      SECTION 3.07.  REPORTS.  Boatmen's and each of its
      ------------   -------
subsidiaries has filed all material reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the S.E.C., (ii) the Federal Reserve Board, (iii) the Office of the Comptroller of the Currency, (iv) the FDIC, (v) any applicable state securities or banking authorities having jurisdiction, (vi) Nasdaq, and (vii) any other governmental authority with jurisdiction over Boatmen's or any of its significant subsidiaries, except where the failure to file any such reports or statements is not material to Boatmen's and its subsidiaries taken as a whole. As of their respective dates, each of such reports and documents, as amended, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      SECTION 3.08.  COMPLIANCE WITH LAW.  Boatmen's and, to the
      ------------   -------------------
extent material to Boatmen's and its subsidiaries taken as a whole, the subsidiaries of Boatmen's, have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and are in compliance in all material respects with all applicable laws and regulations.

      SECTION 3.09.  STATEMENTS TRUE AND CORRECT.  None of the
      ------------   ---------------------------
information supplied or to be supplied by Boatmen's or AcquisitionCo for inclusion in (i) the Registration Statement (as defined in Section 4.06 hereof), (ii) the Proxy Statement/Prospectus (as defined in Section 4.03 hereof) and
(iii) any other documents to be filed with the S.E.C., Nasdaq, the American Stock Exchange or any banking or other regulatory authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Registration Statement, when it becomes effective, and with respect to the Proxy Statement/Prospectus, when first mailed to the stockholders of Worthen and at the time of such stockholders meeting, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. All documents that Boatmen's is responsible for filing with the S.E.C., Nasdaq or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and any rules and regulations thereunder.


                                      ARTICLE FOUR
                                      ------------

                                  AGREEMENTS OF WORTHEN
                                  ---------------------

      SECTION 4.01.  BUSINESS IN ORDINARY COURSE.
      ------------   ---------------------------

      (a) Worthen shall not declare or pay any dividend or make any other distribution to shareholders, whether in cash, stock or other property, after the date of this Agreement, except that Worthen may declare and pay its regular quarterly dividend on the Worthen
Common not to exceed $0.15 per share at approximately the same time during each quarter which it has historically declared and paid such dividend; provided, however, that Worthen and Boatmen's shall cooperate with each other to coordinate the record and payment dates of their respective dividends for the quarter in which the Effective Time occurs such that the Worthen shareholders shall receive a quarterly dividend from either Worthen or Boatmen's but not from both with respect to such quarter.

      (b) Worthen shall, and shall cause each of its subsidiaries to, continue to carry on after the date hereof its respective business and the discharge or incurrence of obligations and lia-bilities, only in the usual, regular and ordinary course of business, as heretofore conducted, and by way of amplification and not limitation, Worthen and each of its subsidiaries will not, without the prior written consent of Boatmen's (which shall not be unreasonably withheld):

              (i) issue any Worthen Common or other capital stock or any options, warrants, or other rights to subscribe for or purchase Worthen Common or any other capital stock or any securities convertible into or exchangeable for any capital stock of Worthen or any of its subsidiaries (except for the issuance of Worthen Common pursuant to the valid exercise of Worthen Stock Options, as defined in Section 5.04 hereof, which are outstanding on the date of this Agreement); or

             (ii) directly or indirectly redeem, purchase or otherwise acquire any Worthen Common or any other capital stock of Worthen or its subsidiaries; or

            (iii) effect a reclassification, recapitalization, splitup, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize; or

             (iv) change its certificate or articles of incorporation or association, as the case may be, or bylaws; or

              (v) grant any increase, other than ordinary and normal increases consistent with past practices, in the compensation payable or to become payable to officers or salaried employees, grant any stock options or, except as required by law, adopt or make any change in any bonus, insurance, pension, or other Employee Plan, agreement, payment or arrangement made to, for or with any of such officers or employees; or

             (vi) borrow or agree to borrow any amount of funds except in the ordinary course of business, or directly or indirectly guarantee or agree to guarantee any obligations of others; or

            (vii) make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit, in principal amounts in excess of $2,000,000 or that would increase the aggregate credit outstanding to any one borrower (or group of affiliated borrowers) to more than $15,000,000 (excluding for this purpose any accrued interest or overdrafts), without the prior written consent of Boatmen's, acting through its Executive Vice President-Loan Administration or such other designee as Boatmen's may give notice of to Worthen; or

           (viii) purchase or otherwise acquire any investment security for its own account having an average remaining life to maturity greater than five years or any asset-backed securities other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage
      Corporation; or

             (ix) increase or decrease the rate of interest paid on time deposits, or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices; or

              (x) enter into any agreement, contract or commitment out of the ordinary course of business or having a term in excess of three (3) months other than letters of credit, loan agreements, deposit agreements, and other lending, credit and deposit agreements and documents made in the ordinary course of business; or

             (xi) except in the ordinary course of business, place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance; or

            (xii) except in the ordinary course of business, cancel or accelerate any material indebtedness owing to Worthen or its subsidiaries or any claims which Worthen or its subsidiaries may possess or waive any material rights of substantial value;
      or

           (xiii) sell or otherwise dispose of any real property or any material amount of any tangible or intangible personal property other than properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness to Worthen and its subsidiaries; or

            (xiv) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials; provided, however, that Worthen and its subsidiaries shall not be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe that such property might contain any such waste materials or otherwise might be contaminated; or

             (xv) commit any act or fail to do any act which will cause a breach of any agreement, contract or commitment and which will have a material adverse effect on Worthen's and its subsidiaries' business, financial condition, or earnings;

            (xvi) violate any law, statute, rule, governmental regulation, or order, which violation might have a material adverse effect on Worthen's and its subsidiaries' business, financial condition, or earnings; or

           (xvii) purchase any real or personal property or make any other capital expenditure where the amount paid or committed therefor is in excess of $1,000,000.

      (c) Worthen and its subsidiaries shall not, without the prior written consent of Boatmen's, engage in any transaction or take any action that would knowingly render untrue in any material respect any of the representations and warranties of Worthen contained in Article Two hereof, if such representations and warranties were given as of the date of such transaction or action.

      (d) Worthen shall promptly notify Boatmen's in writing of the occurrence of any matter or event known to and directly involving Worthen, which would not include any changes in conditions that affect the banking industry generally, that is materially adverse to the business, operations, properties, assets, or condition (financial or otherwise) of Worthen and its subsidiaries taken as a whole.

      (e) Worthen shall not, on or before the earlier of the Closing Date or the date of termination of this Agreement, solicit or encourage, or, subject to the fiduciary duties of its directors as advised by counsel, negotiate with or provide any information to, any person in connection with, any proposal from any person for the acquisition of all or any substantial portion of the business, assets, shares of Worthen Common or other securities of Worthen and its subsidiaries. Worthen shall promptly (which for this purpose shall mean within twenty-four hours) advise Boatmen's of its receipt of any such proposal or inquiry concerning any possible such proposal, the substance of such proposal or inquiry, and the identity of such person.

      SECTION 4.02.  BREACHES.  Worthen shall, in the event it has
      ------------   --------
knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a failure of any condition precedent to either party's obligation to effect the Merger or a material breach (or would have caused or constituted a material breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to Boatmen's and use its best efforts to prevent or promptly remedy the same.

      SECTION 4.03.  SUBMISSION TO SHAREHOLDERS.  Worthen shall
      ------------   --------------------------
cause to be duly called and held, on a date mutually selected by Boatmen's and Worthen, a special meeting of its shareholders (the "Shareholders' Meeting") for submission of this Agreement and the Merger for approval of such Worthen shareholders as required by the Corporate Law. In connection with the Shareholders' Meeting,
(i) Worthen shall cooperate and assist Boatmen's in preparing and filing a Proxy Statement/Prospectus (the "Proxy
Statement/Prospectus") with the S.E.C., (ii) such Proxy Statement/Prospectus shall be subject to approval by Worthen at the time that the Registration Statement is filed by Boatmen's, at the time any amendment thereto is filed, at the time the Proxy Statement/Prospectus is mailed to Worthen's shareholders and at the time of the Shareholders' Meeting, (iii) Boatmen's shall keep
Worthen and its counsel fully informed of all comments received on the Registration Statement, as received, and to the extent comments or other proposed changes in the Proxy Statement/Prospectus relates to Worthen, Boatmen's shall permit Worthen and its counsel to participate in responding to such comments,
(iv) Worthen shall furnish Boatmen's all information concerning itself that Boatmen's may reasonably request in connection with such Proxy Statement/Prospectus, and (v) the Board of Directors of Worthen shall (subject to compliance with its fiduciary duties as advised by counsel) recommend to its shareholders the approval of this Agreement and the Merger contemplated hereby, mail the Proxy Statement/Prospectus to its shareholders, and use its best efforts to obtain such shareholder approval.

      SECTION 4.04.  CONSENTS TO CONTRACTS AND LEASES.  Worthen
      ------------   --------------------------------
shall use its best efforts to obtain all necessary consents with respect to all interests of Worthen and its subsidiaries in any material leases, licenses, contracts, instruments and rights which require the consent of another person for their transfer or assumption pursuant to the Merger, if any.

      SECTION 4.05.  CONFORMING ACCOUNTING AND RESERVE POLICIES;
      ------------   ------------------------------------------
RESTRUCTURING EXPENSES.
- ----------------------

      (a) Notwithstanding that Worthen believes that it and its subsidiaries have established all reserves and taken all provisions for possible loan losses required by generally accepted accounting principles and applicable laws, rules and regulations, Worthen recognizes that Boatmen's may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Effective Time, Worthen and Boatmen's shall consult and cooperate with each other with respect to conforming, as specified in a written notice from Boatmen's to Worthen, based upon such consultation and as hereinafter provided, the loan, accrual and reserve policies of Worthen and its subsidiaries to those policies of Boatmen's.

      (b) In addition, from and after the date of this Agreement to the Effective Time, Worthen and Boatmen's shall consult and cooperate with each other with respect to determining, as specified in a written notice from Boatmen's to Worthen, based upon such consultation and as hereinafter provided, appropriate accruals, reserves and charges to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plans following the Merger.

      (c) Worthen and Boatmen's shall consult and cooperate with each other with respect to determining, as specified in a written notice from Boatmen's to Worthen, based upon such consultation and as hereinafter provided, the amount and the timing for recognizing for financial accounting purposes the expenses of the Merger and the restructuring charges related to or to be incurred in connection with the Merger.

      (d) At the request of Boatmen's, Worthen shall establish and take such reserves and accruals as Boatmen's shall request to conform Worthen's loan, accrual and reserve policies to Boatmen's policies, shall establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, in each case at such times as are mutually agreeable to Boatmen's and Worthen; provided, however, that it is the objective of Boatmen's and Worthen that such reserves, accruals and charges referred to in this Section 4.05 be taken as at or immediately prior to December 31, 1994, and, in all events, not later than as of immediately prior to the Closing Date, provided that if such reserves, accruals and charges are to be taken as at or prior to December 31, 1994 and the Closing Date is to occur thereafter, Boatmen's shall certify to Worthen on or prior to January 15, 1995, that the bank regulatory approval conditions to its obligations contemplated by Section 6.01(d) have been satisfied or waived
(except to the extent that any waiting period associated therewith may then have commenced but not expired) and Boatmen's and Worthen shall have mutually agreed by January 15, 1995 to the scheduling of the Closing Date to be no later than February 15, 1995; and provided, further, that Worthen shall not be required to take any such action that is not consistent with generally accepted accounting principles.

      SECTION 4.06.  CONSUMMATION OF AGREEMENT.  Worthen shall,
      ------------   -------------------------
subject to the fulfillment of the fiduciary duties of the Board of Directors of Worthen, use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Merger in accordance with the terms and provisions hereof. Worthen shall furnish to Boatmen's in a timely manner all information, data and documents in the possession of Worthen requested by Boatmen's as may be required to obtain any necessary regulatory or other approvals of the Merger or to file with the S.E.C. a registration statement on Form S-4 (the "Registration Statement") relating to the shares of Boatmen's Common to be issued to the shareholders of Worthen pursuant to the Merger and this Agreement and shall otherwise cooperate fully with Boatmen's to carry out the purpose and intent of this Agreement.

      SECTION 4.07.  ENVIRONMENTAL REPORTS.  Worthen shall provide
      ------------   ---------------------
to Boatmen's, as soon as reasonably practical, but not later than sixty (60) days after the date hereof, a report of a phase one environmental investigation on all real property owned, leased or operated by Worthen or its subsidiaries as of the date hereof (but excluding space in retail and similar establishments leased by Worthen for automatic teller machines or bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property) and within ten (10) days after the acquisition or lease of any real property acquired or leased by Worthen or its subsidiaries after the date hereof (but excluding space in retail and similar establishments leased by Worthen for automatic teller machines or bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property), except as otherwise provided in Section 4.01(b)(xiv). If required by the phase one investigation in Boatmen's reasonable opinion, Worthen shall provide to Boatmen's a report of a phase two investigation on properties requiring such additional study. Boatmen's shall have fifteen (15) business days from the receipt of any such phase two investigation report to notify Worthen of any dissatisfaction with the contents of such report. Should the cost of taking all remedial or other corrective actions and measures (i) required by applicable law, or (ii) recommended or suggested by such report or reports or prudent in light of serious life, health or safety concerns, in the aggregate, exceed the sum of Ten Million Dollars ($10,000,000) as reasonably estimated by an environmental expert retained for such purpose by Boatmen's and reasonably acceptable to Worthen, or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be such amount or less with any reasonable degree of certainty, then Boatmen's shall have the right pursuant to Section 7.03 hereof, for a period of fifteen (15) business days following receipt of such estimate or indication that the cost of such actions and measures can not be so reasonably estimated, to terminate this Agreement, which shall be Boatmen's sole remedy in such event.

      SECTION 4.08.  RESTRICTION ON RESALES.  Worthen shall obtain
      ------------   ----------------------
and deliver to Boatmen's, within forty-five (45) days after the date of this Agreement, the signed agreement, in the form of
Exhibit 4.08 hereto (the "Shareholder Letters"), of each person who may reasonably be deemed an "affiliate" of Worthen within the meaning of such term as used in Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), and of any person who may become an affiliate of Worthen after the date of this Agreement within forty-five (45) days after such person becomes such an affiliate, regarding (i) compliance with the provisions of such Rule 145, and (ii) compliance with the requirements of Accounting Principles Board Opinion No. 16 regarding the disposition of shares of Worthen Common or Boatmen's Common (or reduction of risk with respect thereto) until such time as financial results covering at least thirty (30) days of post-Merger combined operations have been published. Worthen shall notify all affiliates as far in advance as is reasonably practicable of the date on which the thirty (30) day period prior to the Closing Date is likely to begin.

      SECTION 4.09.  ACCESS TO INFORMATION.  Worthen shall permit
      ------------   ---------------------
Boatmen's reasonable access in a manner which will avoid undue disruption or interference with Worthen's normal operations to its properties and shall disclose and make available to Boatmen's all books, documents, papers and records relating to its assets, stock, ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, accountants' workpapers (if available and subject to the respective independent accountants' consent), litigation files (but only to the extent that such review would not result in a material waiver of the attorney-client or attorney work product privileges under the rules of evidence), plans affecting employees, and any other business activities or prospects in which Boatmen's may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement. Worthen shall deliver to Boatmen's within ten (10) business days after the date hereof a true, accurate and complete copy of each written plan or program disclosed in Section 2.12(c) of the Disclosure Schedule and, with respect to each such plan or program, all (i) amendments or supplements thereto, (ii) summary plan descriptions, (iii) lists of all current participants and all participants with benefit entitlements, (iv) contracts relating to plan documents,
(v) actuarial valuations for any defined benefit plan, (vi) valuations for any plan as of the most recent date,
(vii) determination letters from the Internal Revenue Service,
(viii) the most recent annual report filed with the Internal Revenue Service, (ix) registration statements on Form S-8 and prospectuses, (x) trust agreements, and (xi) a copy of each agreement described in Section 2.09. Boatmen's will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 8.01 hereof.


                                      ARTICLE FIVE
                                      ------------

                        AGREEMENTS OF BOATMEN'S AND ACQUISITIONCO
                        -----------------------------------------

      SECTION 5.01.  REGULATORY APPROVALS AND REGISTRATION
      ------------   -------------------------------------
STATEMENT.  Boatmen's shall file all regulatory applications
- ---------
required in order to consummate the Merger, including but not limited to the necessary applications for the prior approval of the Federal Reserve Board, the Arkansas State Bank Commissioner and the Finance Commission of the State of Texas. Boatmen's shall file with the S.E.C. the Registration Statement relating to the shares of Boatmen's Common to be issued to the shareholders of Worthen pursuant to this Agreement, and shall use its best efforts to cause the Registration Statement to become effective. Boatmen's shall keep Worthen reasonably informed as to the status of such applications and filings and make available to Worthen, prior to making all such applications and filings and upon reasonable request by Worthen from time to time, copies of such applications and any supplementally filed materials and promptly make available to Worthen copies of any comment letters and any other materials received by Boatmen's in connection therewith, and Worthen shall be permitted to participate in the processing of each application and responses thereto. At the time the Registration Statement becomes effective, the Registration Statement shall comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the shareholders of Worthen, at the time of the Shareholders' Meeting and at the Effective Time the Proxy Statement/Prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement, shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading. Boatmen's shall timely file all documents required to obtain all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, shall pay all expenses incident thereto and shall use its best efforts to obtain such permits and approvals on a timely basis. Boatmen's shall promptly and properly prepare and file (i) any application required to list on Nasdaq the shares of Boatmen's Common to be issued pursuant to the Merger, and (ii) any filings required under the Securities Exchange Act of 1934 (the "Exchange Act") relating to the Merger and the transactions contemplated herein. Boatmen's shall not take any action at any time after the Effective Time which would cause the Merger not to qualify as a reorganization within the meaning of
Section 368 of the Code.

      SECTION 5.02.  BREACHES.  Boatmen's shall, in the event it has
      ------------   --------
knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a failure of any condition precedent to either party's obligations to effect the Merger or a material breach (or would have caused or constituted a material breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to Worthen and use its best efforts to prevent or promptly remedy the same.

      SECTION 5.03.  CONSUMMATION OF AGREEMENT.  Boatmen's and
      ------------   -------------------------
AcquisitionCo shall use their respective best efforts to perform and fulfill all conditions and obligations on their part to be performed or fulfilled under this Agreement and to effect the Merger in accordance with the terms and conditions of this Agreement.

      SECTION 5.04.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.
      ------------   -------------------------------------------

      (a) At the Effective Time, each outstanding option to purchase shares of Worthen Common (a "Worthen Stock Option") issued pursuant to the Worthen Banking Corporation 1984 Amended and Substituted
Stock Option Plan and the Worthen Banking Corporation 1993 Stock
Option Plan (together the "Stock Option Plans") whether or not exercisable or vested, shall be assumed by Boatmen's as hereinafter provided. Each Worthen Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Worthen Stock Option, the same number of full shares of Boatmen's Common as the holder of such Worthen Stock
Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at a price per share equal to (y) the aggregate exercise price for Worthen Common otherwise purchasable pursuant to such Worthen Stock Option divided by (z) the number of full shares of Boatmen's Common deemed purchasable pursuant to such Worthen
Stock Option. In no event shall Boatmen's be required to issue fractional shares of Boatmen's Common.

      (b) At the Effective Time, each outstanding stock appreciation right (a "Worthen SAR") issued pursuant to the Stock Option Plans shall be assumed by Boatmen's as hereinafter provided. Each

Worthen SAR shall be deemed to constitute a right to receive, on the same terms and conditions as were applicable under such Worthen SAR, an amount equal to the value of such Worthen SAR determined on the applicable exercise date. From and after the Effective Time, any references in the Stock Option Plans to the fair value of Worthen Common shall mean and refer to the fair market value of the number of shares of Boatmen's Common included in the Merger Consideration.

      (c) As soon as practicable after the Effective Time, Boatmen's shall deliver to each holder of Worthen Stock Options and Worthen
SARs appropriate notices setting forth such holders' rights pursuant to the Stock Option Plans, and the agreements evidencing the grants of such Worthen Stock Options and Worthen SARs shall continue in effect on the same terms and conditions (subject to the conversion required by this Section 5.04 after giving effect to the Merger and the assumption by Boatmen's as set forth above). To the extent necessary to effectuate the provisions of this Section 5.04, Boatmen's may deliver new or amended agreements reflecting the terms of each Worthen Stock Option or Worthen SAR option assumed by Boatmen's and amend the Stock Option Plans to reflect the terms hereof.

      (d) As soon as practicable after the Effective Time, Boatmen's shall file with the S.E.C. a registration statement on an appropriate form with respect to the shares of Boatmen's Common subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses with respect thereto) for so long as such options remain outstanding.

      SECTION 5.05.  DIRECTORS AND OFFICERS' LIABILITY INSURANCE AND
      ------------   -----------------------------------------------
INDEMNIFICATION.
- ---------------

      (a) Following the Effective Time, Boatmen's will provide the directors and officers of Worthen and its subsidiaries with the same directors' and officers' liability insurance coverage that Boatmen's provides to directors and officers of its other banking subsidiaries generally, and, in addition, for a period of three years will use its best efforts to continue Worthen's directors' and officers' liability insurance coverage with respect to actions occurring prior to the Effective Time to the extent that such coverage is obtainable for an aggregate premium not to exceed the annual premium presently being paid by Worthen. If the aggregate premium of such insurance would exceed such maximum amount, Boatmen's shall use its best efforts to procure such level of insurance having the coverage described above as can be obtained for an aggregate premium equal to such maximum amount.

      (b) For ten years after the Effective Time, Boatmen's shall cause the Surviving Corporation (the survivor of the Merger of Worthen and AcquisitionCo following the Effective Time, the "Surviving Corporation") to indemnify, defend and hold harmless the present and former officers, directors, employees and agents of Worthen and its subsidiaries (each, an "Indemnified Party") against all losses, expenses, attorneys fees, claims, damages or liabilities arising out of their status as such officer, director, employee or agent or actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement and, further, including without limitation, any proceeding in which an Indemnified Party becomes or may become involved as a witness, defendant or otherwise as a result of any such action or omission) to the fullest extent permitted under the Corporate Law and by Worthen's Articles of Incorporation and bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any action or suit. Boatmen's shall cause the Surviving Corporation to provide indemnification in all situations in which the Surviving Corporation board of directors could lawfully grant such indemnification.

      (c) If after the Effective Time the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume any remaining obligations set forth in this Section
5.05. If the Surviving Corporation shall liquidate, dissolve or otherwise wind up its business, then Boatmen's shall indemnify, defend and hold harmless each Indemnified Party to the same extent and on the same terms that the Surviving Corporation was so obligated pursuant to this Section 5.05.

      SECTION 5.06.  EMPLOYEE BENEFITS.  Boatmen's shall, with
      ------------   -----------------
respect to each person who remains an employee of Worthen or its subsidiaries following the Closing Date (each a "Continued Employee"), provide the benefits described in this Section 5.06. Subject to the right of subsequent amendment or termination in Boatmen's discretion, each Continued Employee shall be entitled, as a new employee of a subsidiary of Boatmen's, to participate in such employee benefit plans, as defined in Section 3(3) of ERISA, or any non-qualified employee benefit plans or deferred compensation, stock option, bonus or incentive plans, or other employee benefit or fringe benefit programs that may be in effect generally for employees of all of Boatmen's subsidiaries (the "Boatmen's Plans"), if and as a Continued Employee shall be eligible and, if required, selected for participation therein and otherwise shall not be participating in a similar plan maintained by Worthen after the Effective Time. Worthen employees will be eligible to participate on the same basis as similarly situated employees of other Boatmen's subsidiaries. All such participation shall be subject to such terms of such plans as may be in effect from time to time and this Section 5.06 is not intended to give Continued Employees any rights or privileges superior to those of other employees of Boatmen's subsidiaries. Boatmen's may terminate or modify all Employee Plans except insofar as benefits thereunder shall have vested on the Closing Date and cannot be modified and Boatmen's obligation under this Section 5.06 shall not be deemed or construed so as to provide duplication of similar benefits but, subject to that qualification, Boatmen's shall, for purposes of vesting and any age or period of service requirements for commencement of participation with respect to any Boatmen's Plans in which Continued Employees may participate, credit each Continued Employee with his or her term of service with Worthen and its subsidiaries.

      SECTION 5.07.  ACCESS TO INFORMATION.  Boatmen's shall permit
      ------------   ---------------------
Worthen reasonable access in a manner which will avoid undue disruption or interference with Boatmen's normal operations to its properties and shall disclose and make available to Worthen all books, documents, papers and records relating to its assets, stock, ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, accountants' workpapers (if available and subject to the respective independent accountants' consent), litigation files (but only to the extent that such review would not result in a material waiver of the attorney-client or attorney work product privileges under the rules of evidence), plans affecting employees, and any other business activities or prospects in which Worthen may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement. Worthen will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 8.01 hereof.

                                       ARTICLE SIX
                                       -----------

                           CONDITIONS PRECEDENT TO THE MERGER
                           ----------------------------------

      SECTION 6.01.  CONDITIONS TO BOATMEN'S OBLIGATIONS.  Boatmen's
      ------------   -----------------------------------
and AcquisitionCo's obligations to effect the Merger shall be subject to the satisfaction (or waiver by Boatmen's) prior to or on the Closing Date of the following conditions:

      (a) The representations and warranties made by Worthen in this Agreement (i) which are not qualified as to the best knowledge of Worthen, shall be true in all respects material to the financial condition, results of operations, business or prospects of Worthen and its subsidiaries taken as a whole (except that the representations and warranties made in Sections 2.01 and 2.02 shall be true and correct in all respects material to the subject matter thereof in light of the transaction contemplated hereby) on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, and (ii) which are qualified as to the best knowledge of Worthen, shall be true in all respects material to the financial condition, results of operations, business or prospects of Worthen and its subsidiaries taken as a whole, even if such best knowledge qualification is disregarded (i.e., even if, for purposes of this Section 6.01(a) only, the words "to the best knowledge of Worthen" had not been included in such representation and warranty) on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date;

      (b) Worthen shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement;

      (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any bank regulatory authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal;

      (d) All necessary regulatory approvals, consents, authorizations and other approvals required by law for consummation of the Merger shall have been obtained and all waiting periods required by law shall have expired;

      (e) Boatmen's shall have received the Shareholder Letters and all other documents required to be received from Worthen on or prior to the Closing Date, all in form and substance reasonably satisfactory to Boatmen's;

      (f) Boatmen's shall have received an opinion letter, dated as of the Closing Date, from Ernst & Young, its independent public accountants, to the effect that the Merger will qualify for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement; provided, however, that this condition shall be deemed to have been waived by Boatmen's if it takes any unilateral action after the date of this Agreement without the written consent of Worthen, which such action constitutes the sole reason for Ernst & Young to be unable to render such opinion;

      (g) The Registration Statement shall be effective under the Securities Act and no stop orders suspending the effectiveness of the Registration Statement shall be in effect or proceedings for such purpose pending before or threatened by the S.E.C. or any state securities agency; and

      (h) Boatmen's shall have received a ruling of the Internal Revenue Service, if obtainable pursuant to Internal Revenue Service Rev. Proc. 93-3, or, if not so obtainable or if the parties mutually agree, an opinion of counsel mutually acceptable to Boatmen's and Worthen to the effect that if the Merger is consummated in accordance with the terms set forth in this Agreement (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by the holders of shares of Worthen Common upon receipt of Merger Consideration (except for cash received in lieu of fractional shares); (iii) the basis of shares of Boatmen's Common received by the shareholders of Worthen will be the same as the basis of shares of Worthen Common exchanged therefor; and
(iv) the holding period of the shares of Boatmen's Common received by such shareholders will include the holding period of the shares of Worthen Common exchanged therefor, provided such shares were held as capital assets as of the Effective Time.

      SECTION 6.02.  CONDITIONS TO WORTHEN'S OBLIGATIONS.  Worthen's
      ------------   -----------------------------------
obligation to effect the Merger shall be subject to the satisfaction (or waiver by Worthen) prior to or on the Closing Date of the following conditions:

      (a) The representations and warranties made by Boatmen's and AcquisitionCo in this Agreement shall be true in all respects material to the financial condition, results of operations, business or prospects of Boatmen's and its subsidiaries taken as a whole (except that the representations and warranties made in Sections 3.01 and 3.02 shall be true and correct in all respects material to the subject matter thereof in light of the transaction contemplated hereby) on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date;

      (b) Boatmen's and AcquisitionCo shall have performed and complied in all material respects with all of their obligations and agreements hereunder required to be performed prior to the Closing Date under this Agreement;

      (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any bank regulatory authority or other governmental agency seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal;

      (d) All necessary regulatory approvals, consents, authorizations and other approvals, including the requisite approval of this Agreement and the Merger by the shareholders of Worthen, required by law for the consummation of the Merger shall have been obtained and all waiting periods required by law shall have expired;

      (e) Worthen shall have received, on or before the date of the mailing of the Proxy Statement/Prospectus, from its investment banker, PaineWebber, Inc., the reaffirmation of the opinion of such investment banker, originally rendered and delivered to Worthen at the meeting of the Board of Directors of Worthen at which this Agreement was approved by such Board of Directors, to the effect that the transaction contemplated hereby is fair to the Worthen shareholders from a financial point of view;

      (f) Worthen shall have received all documents required to be received from Boatmen's on or prior to the Closing Date, all in form and substance reasonably satisfactory to Worthen;

      (g) The Registration Statement shall be effective under the Securities Act and no stop orders suspending the effectiveness of the Registration Statement shall be in effect or proceedings for such purpose pending before or threatened by the S.E.C. or any state securities agency; and

      (h) Worthen shall have received the pooling letter of Ernst & Young contemplated by Section 6.01(f) hereof.

      (i) Worthen shall have received a ruling of the Internal Revenue Service, if obtainable pursuant to Internal Revenue Service Rev. Proc. 93-3, or, if not so obtainable or if the parties mutually agree, an opinion of counsel mutually acceptable to Worthen and Boatmen's to the effect that if the Merger is consummated in accordance with the terms set forth in this Agreement (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by the holders of shares of Worthen Common upon receipt of Merger Consideration (except for cash received in lieu of fractional shares); (iii) the basis of shares of Boatmen's Common received by the shareholders of Worthen will be the same as the basis of shares of Worthen Common exchanged therefor; and
(iv) the holding period of the shares of Boatmen's Common received by such shareholders will include the holding period of the shares of Worthen Common exchanged therefor, provided such shares were held as capital assets as of the Effective Time.


                                      ARTICLE SEVEN
                                      -------------

                               TERMINATION OR ABANDONMENT
                               --------------------------

      SECTION 7.01.  MUTUAL AGREEMENT.  This Agreement may be
      ------------   ----------------
terminated by the mutual written agreement of Boatmen's and Worthen at any time prior to the Closing Date, regardless of whether approval of this Agreement and the Merger by the shareholders of Worthen shall have been previously obtained.

      SECTION 7.02.  BREACH OF AGREEMENTS.  In the event that there
      ------------   --------------------
is a breach in any of the representations and warranties or agreements of Boatmen's or Worthen which, if not cured, would cause a condition set forth in Sections 6.01(a) or (b), or 6.02(a) or
(b), respectively, not to be satisfied, which breach is not cured within thirty (30) days after notice to cure such breach is given to the breaching party by the non-breaching party, then the non-breaching party, regardless of whether approval of this Agreement and the Merger by the shareholders of Worthen shall have been previously obtained, may terminate and cancel this Agreement by providing written notice of such action to the other party hereto.

      SECTION 7.03.  ENVIRONMENTAL REPORTS.  Boatmen's may terminate
      ------------   ---------------------
this Agreement to the extent provided by Section 4.07 and this
Section 7.03 by giving written notice thereof to Worthen.

      SECTION 7.04.  FAILURE OF CONDITIONS.  In the event any of the
      ------------   ---------------------
conditions to the obligations of either party are not satisfied or waived on or prior to the Closing Date, and if any applicable cure period provided in Section 7.02 hereof has lapsed, then such party may, regardless of whether approval of this Agreement and the Merger by the shareholders of Worthen shall have been previously obtained, terminate and cancel this Agreement by delivery of written notice of such action to the other party on such date.

      SECTION 7.05.  REGULATORY APPROVAL DENIAL.  If any regulatory
      ------------   --------------------------
application filed pursuant to Section 5.01 hereof should be finally denied or disapproved by the respective regulatory authority, then this Agreement thereupon shall be deemed terminated and canceled.
A request for additional information or undertaking by Boatmen's, as a condition for approval, shall not be deemed to be a denial or disapproval so long as Boatmen's diligently provides the requested information or undertaking. In the event an application is denied pending an appeal, petition for review, or similar such act on the part of Boatmen's (hereinafter referred to as the "appeal") then the application will be deemed denied unless Boatmen's prepares and timely files such appeal and continues the appellate process for purposes of obtaining the necessary approval.

      SECTION 7.06.  SHAREHOLDER APPROVAL DENIAL.  If this Agreement
      ------------   ---------------------------
and the Merger is not approved by the requisite vote of the shareholders of Worthen at the Shareholders' Meeting, then either party may terminate this Agreement.

      SECTION 7.07.  REGULATORY ENFORCEMENT MATTERS.  In the event
      ------------   ------------------------------
that Worthen or any of its subsidiaries shall become a party or subject to any new or amended written agreement, memorandum of understanding, cease and desist order, imposition of civil money penalties or other regulatory enforcement action or proceeding with any federal or state agency charged with the supervision or regulation of banks or bank holding companies (a "Regulatory Matter") after the date of this Agreement, which such Regulatory Matter is material to the financial condition, results of operations, business or prospects of Worthen and its subsidiaries taken as a whole, then Boatmen's may terminate this Agreement.

      SECTION 7.08.  FALL-APART DATE.  If the Closing Date does not
      ------------   ---------------
occur on or prior to the expiration of the first anniversary of the date of this Agreement, then this Agreement may be terminated by either party by giving written notice thereof to the other.

      SECTION 7.09.  TERMINATION FEE.  Upon the occurrence of a
      ------------   ---------------
Triggering Event (as defined below in this Section 7.09) after the termination of this Agreement pursuant to Section 7.06 hereof, Worthen shall pay to Boatmen's, within two (2) business days after the occurrence of the Triggering Event, by wire transfer of immediately available funds, the sum of Eighteen Million Dollars ($18,000,000). As used herein, the term Triggering Event shall mean the occurrence, prior to eighteen (18) months after the termination of this Agreement as provided in the first sentence of this Section 7.09, of any of the following: Worthen shall have authorized, recommended, proposed or announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than Boatmen's or a subsidiary thereof) to
(A) effect a merger, consolidation or similar transaction involving Worthen, (B) sell, lease, or otherwise dispose of assets of Worthen or its subsidiaries representing 15% or more of the consolidated assets of Worthen and its subsidiaries, or (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of Worthen or any subsidiaries thereof. Notwithstanding the foregoing, no Triggering Event shall occur and no termination fee shall be payable as a result of Worthen's acquisition by means of any merger, consolidation, share exchange, stock issuance, purchase or any similar transaction of any entity having total consolidated assets equal to or less than 50% of the total consolidated assets of Worthen, provided Worthen is the surviving parent corporation in any such transaction.

      SECTION 7.10.  SUPERIOR TRANSACTION.  (a) Worthen may
      ------------   --------------------
terminate this Agreement if a corporation, partnership, person or other entity or group shall have made an Acquisition Proposal (as defined below) and, without causing a breach of any agreement of Worthen as set forth in Article Four hereof, the Worthen Board of Directors reasonably determines, in its good faith judgment and in the exercise of its fiduciary duties (based as to legal matters on the written opinion of legal counsel and as to financial matters on the written opinion of an investment banking firm of national reputation), that such Acquisition Proposal is more favorable to the Worthen stockholders than this Agreement from a financial point of view and that the failure to terminate this Agreement and accept such alternative Acquisition Proposal would constitute a breach of such fiduciary duties.

      (b) The term "Acquisition Proposal" shall mean the making by a qualified and financially capable person of any bona fide proposal or offer to Worthen to effect a merger, consolidation or similar transaction with Worthen, to acquire from Worthen securities representing 20% or more of the voting power of Worthen or to acquire subsidiaries or other assets of Worthen or its subsidiaries representing 15% or more of the consolidated assets of Worthen and its subsidiaries.

      (c) In the event Worthen terminates this Agreement pursuant to this Section 7.10, then Worthen shall pay to Boatmen's, within two (2) business days of such termination by a wire transfer of immediately available funds, the sum of Eighteen Million Dollars ($18,000,000). The provisions of this Section 7.10 shall be an alternative to, but not in addition to, the termination fee provisions of Section 7.09 hereof.

      SECTION 7.11.  DUE DILIGENCE REVIEW.  In accordance with
      ------------   --------------------
Section 4.09 hereof, Worthen shall provide Boatmen's full and complete access to its books, records and staff and those of its subsidiaries to facilitate Boatmen's due diligence review of the asset quality of Worthen and its subsidiaries. If Boatmen's, in its sole and absolute discretion, should not be satisfied with the results of such asset quality due diligence review or the asset quality of Worthen and its subsidiaries generally, then Boatmen's may terminate this Agreement by providing written notice thereof to Worthen on or before the fifth (5th) business day after the date of this Agreement.

      SECTION 7.12.  SHAREHOLDER LETTERS.  Boatmen's may terminate
      ------------   -------------------
this Agreement if Worthen shall fail to obtain and deliver to Boatmen's all of the Shareholder Letters of affiliates of Worthen as of the date of this Agreement, as provided in Section 4.08 hereof, by giving written notice thereof to Worthen within a reasonable time after such Shareholder Letters should have been delivered, which shall be Boatmen's sole remedy in such event.


                                      ARTICLE EIGHT
                                      -------------

                                         GENERAL
                                         -------

      SECTION 8.01.  CONFIDENTIAL INFORMATION.  The parties
      ------------   ------------------------
acknowledge the confidential and proprietary nature of the "Information" (as herein described) which has heretofore been exchanged and which will be received from each other hereunder and agree to hold and keep the same confidential. Such Information will include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party that may be provided to the other, irrespective of the form of the communications, by such party's employees or agents. Such Information shall not include information which is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this Agreement. The parties agree that the Information will be used solely for the purposes contemplated by this Agreement and that such Information will not be disclosed to any person other than employees and agents of a party who are directly involved in evaluating the transaction. The Information shall not be used in any way detrimental to a party, including use directly or indirectly in the conduct of the other party's business or any business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party.

      SECTION 8.02.  PUBLICITY.  Boatmen's and Worthen shall
      ------------   ---------
cooperate with each other in the development and distribution of all news releases and other public disclosures concerning this Agreement and the Merger and shall not issue any news release or make any other public disclosure without the prior consent of the other party, unless it reasonably believes such is required by law upon the advice of counsel or is in response to published newspaper or other mass media reports regarding the transaction contemplated hereby, in which such latter event the parties shall give reasonable notice, and to the extent practicable, consult with each other regarding such responsive public disclosure.

      SECTION 8.03.  RETURN OF DOCUMENTS.  Upon termination of this
      ------------   -------------------
Agreement without the Merger becoming effective, each party shall deliver to the other originals and all copies of all Information made available to such party and will not retain any copies, extracts or other reproductions in whole or in part of such Information.

      SECTION 8.04.  NOTICES.  Any notice or other communication
      ------------   -------
shall be in writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy or any other means, addressed (in any case) as follows:

      (a)    if to Boatmen's:

                    Boatmen's Bancshares, Inc.
                    One Boatmen's Plaza
                    800 Market Street
                    St. Louis, Missouri  63102
                    Attention:  Gregory L. Curl
                    Facsimile:  314/466-5645

             with a copy to:

                    Lewis, Rice & Fingersh
                    500 North Broadway, Suite 2000
                    St. Louis, Missouri  63102
                    Attention:  Thomas C. Erb
                    Facsimile:  314/241-6056
and

      (b)    if to Worthen:

                    Worthen Banking Corporation
                    Worthen National Bank of Arkansas Building
                    200 West Capitol Avenue
                    Little Rock, Arkansas 72201
                    Attention: Curt Bradbury
                    Facsimile: (501) 378-1506

             with copies to:

                    Ivester, Skinner & Camp, P.A.
                    111 Center St., Suite 1200
                    Little Rock, Arkansas
                    Attention: Hermann Ivester
                    Facsimile: (501) 376-8536

or to such other address as any party may from time to time designate by notice to the others.

      SECTION 8.05.  LIABILITIES.  In the event that this Agreement
      ------------   -----------
is terminated pursuant to the provisions of Article Seven hereof, no party hereto shall have any liability to any other party for costs, expenses, damages or otherwise; provided, however, that, notwithstanding the foregoing, (i) in the event that this Agreement is terminated pursuant to Section 7.02 hereof solely on account of an intentional breach of any of the representations and warranties set forth herein or any breach of any of the agreements set forth herein, then the non-breaching party shall be entitled to recover appropriate damages from the breaching party, and (ii) in the event that this Agreement is terminated for any reason other than a breach by Worthen of any of its representations, warranties or agreements hereunder or pursuant to Section 7.06 hereof, then Boatmen's shall reimburse Worthen, not later than three business days after the date of such termination, for the cost of any reports of phase one environmental investigations undertaken pursuant to Section 4.07 hereof.

      SECTION 8.06.  NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND
      ------------   ----------------------------------------------
AGREEMENTS.  Except for and as provided in this Section 8.06, no
- ----------
representation, warranty or agreement contained in this Agreement shall survive the Effective Time or the earlier termination of this Agreement. The agreements set forth in Sections 5.04, 5.05 and
5.06 shall survive the Effective Time and the agreements set forth in Sections 1.07, the last sentence of 5.01, 7.09, 7.10, 8.01, 8.02, 8.03 and 8.05 shall survive the Effective Time or the earlier termination of this Agreement.

      SECTION 8.07.  ENTIRE AGREEMENT.  This Agreement constitutes
      ------------   ----------------
the entire agreement between the parties and supersedes and cancels any and all prior discussions, negotiations, undertakings, agreements in principle or other agreements between the parties relating to the subject matter hereof.

      SECTION 8.08.  HEADINGS AND CAPTIONS.  The captions of
      ------------   ---------------------
Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

      SECTION 8.09.  WAIVER, AMENDMENT OR MODIFICATION.  The con-
      ------------   ---------------------------------
ditions of this Agreement which may be waived may only be waived by notice to the other party waiving such condition. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. This Agreement may be amended or modified by the parties hereto, at any time before or after approval of the Agreement by the shareholders of Worthen; provided, however, that after any such approval no such amendment or modification shall alter the amount or change the form of the Merger Consideration contemplated by this Agreement to be received by shareholders of Worthen. This Agreement not be amended or modified except by a written document duly executed by the parties hereto.

      SECTION 8.10.  RULES OF CONSTRUCTION.  Unless the context
      -------------  ---------------------
otherwise requires:  (i) a term has the meaning assigned to it;
(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles; (iii) "or" is not exclusive; (iv) words in the singular may include the plural and in the plural include the singular; and
(v) "to the best knowledge of Worthen" shall mean the actual knowledge of any director or officer of Worthen of the rank of senior vice president or above.

      SECTION 8.11.  COUNTERPARTS.  This Agreement may be executed
      ------------   ------------
in two or more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

      SECTION 8.12.  SUCCESSORS AND ASSIGNS.  This Agreement shall
      ------------   ----------------------
be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. There shall be no third party beneficiaries hereof except for the Indemnified Parties entitled to indemnification pursuant to Section 5.05 hereof and those persons entitled to Stock Options and Stock Appreciation Rights under Section 5.04 hereof, each of whom shall have the right to enforce such agreements.

      SECTION 8.13.  SEVERABILITY.  In the event that any provisions
      ------------   ------------
of this Agreement or any portion thereof shall be finally determined to be unlawful or unenforceable, such provision or portion thereof shall be deemed to be severed from this Agreement, and every other provision, and any portion of a provision, that is not invalidated by such determination, shall remain in full force and effect. To the extent that a provision is deemed unenforceable by virtue of its scope but may be made enforceable by limitation thereof, such provision shall be enforceable to the fullest extent permitted under the laws and public policies of the State whose laws are deemed to cover enforceability. It is declared to be the intention of the parties that they would have executed the remaining provisions without including any that may be declared unenforceable.

      SECTION 8.14.  GOVERNING LAW; ASSIGNMENT.  This Agreement
      ------------   -------------------------
shall be governed by the laws of the State of Missouri, except to the extent that the Corporate Law must govern the Merger procedures, and applicable federal laws and regulations. This Agreement may not be assigned by either of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                     WORTHEN BANKING CORPORATION



                                     By      /s/ Curt Bradbury
                                        -----------------------------------
                                           Curt Bradbury
                                           Chairman and Chief Executive Officer



                                     BOATMEN'S BANCSHARES, INC.



                                     By      /s/ Gregory L. Curl
                                        -----------------------------------
                                           Gregory L. Curl
                                           Vice Chairman



                                     BBI ACQUISITIONCO, INC.



                                     By:     /s/ Gregory L. Curl
                                        -----------------------------------
                                           Gregory L. Curl
                                           President

                                                              EXHIBIT 1.09(a)
                                                              ---------------

                             WORTHEN'S LEGAL OPINION MATTERS


      1. The due incorporation, valid existence and good standing of Worthen under the laws of the State of Arkansas, its power and authority to own and operate its properties and to carry on its business as now conducted, and its power and authority to enter into the Agreement, to merge with AcquisitionCo in accordance with the terms of the Agreement and to consummate the transactions contemplated by the Agreement.

      2. The due incorporation or organization, valid existence and good standing of each of the other subsidiaries of Worthen and any subsidiary of any such subsidiary listed in Section 2.03 of the Disclosure Schedule, their power and authority to own and operate their properties, the possession of all licenses, permits and authorizations necessary to carry on their respective businesses as now conducted.

      3. With respect to Worthen, (i) the number of authorized, issued and outstanding shares of capital stock of Worthen on the Closing Date, (ii) the nonexistence of any violation of the preemptive or subscription rights of any person, (iii) the number of outstanding Stock Options, warrants, or other rights to acquire, or securities convertible into, any equity security of Worthen,
(iv) the nonexistence of any obligation, contingent or otherwise, to reacquire any shares of capital stock of Worthen, and (v) the nonexistence of any outstanding stock appreciation, phantom stock or similar rights, except as disclosed in the Agreement.

      4. The due and proper performance of all corporate acts and other proceedings necessary or required to be taken by Worthen to authorize the execution, delivery and performance of the Agreement, the due execution and delivery of the Agreement by Worthen, and the Agreement as a valid and binding obligation of Worthen, enforceable against Worthen in accordance with its terms (subject to the provisions of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally from time to time in effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion).

      5. The execution of the Agreement by Worthen, and the consummation of the Merger and the other transactions contemplated therein, does not violate or cause a default under Worthen's articles of incorporation or bylaws, or to the best knowledge of such counsel any statute, regulation or rule or any judgment, order or decree against or any material agreement binding upon Worthen or its subsidiaries.

      6. To the best knowledge of such counsel, the receipt of all required consents, approvals (including the requisite approval of the shareholders of Worthen), orders or authorizations of, or registrations, declaration or filings with or notices to, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any other person or entity required to be obtained or made by Worthen or its subsidiaries in connection with the execution and delivery of the Agreement or the consummation of the transactions contemplated therein.

                                                              EXHIBIT 1.09(b)
                                                              ---------------

                             BOATMEN'S LEGAL OPINION MATTERS


      1. The due incorporation, valid existence and good standing of Boatmen's and AcquisitionCo under the laws of the States of Missouri and Arkansas, respectively, and their respective power and authority to enter into the Agreement and to consummate the transactions contemplated thereby.

      2. The due incorporation or organization, valid existence and good standing of each of the significant subsidiaries of Boatmen's, their power and authority to own and operate their properties, the possession of all licenses, permits and authorizations necessary to carry on their respective businesses as now conducted.

      3. With respect to Boatmen's, (i) the number of authorized, issued and outstanding shares of capital stock of Boatmen's on a date shortly before the Closing Date, (ii) the nonexistence of any violation of the preemptive or subscription rights of any person, and (iii) the number of outstanding stock options, warrants, or other rights to acquire, or securities convertible into any equity security of Boatmen's.

      4. The due and proper performance of all corporate acts and other proceedings required to be taken by each of Boatmen's and AcquisitionCo to authorize the execution, delivery and performance of the Agreement, their due execution and delivery of the Agreement, and the Agreement as a valid and binding obligation of Boatmen's and AcquisitionCo enforceable against Boatmen's and AcquisitionCo in accordance with its terms (subject to the provisions of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally from time to time in effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion).

      5. The due authorization and, when issued to the shareholders of Worthen in accordance with the terms of the Agreement, the valid issuance of the shares of Boatmen's Common to be issued pursuant to the Merger, such shares being fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

      6. The execution and delivery of the Agreement by Boatmen's and the consummation of the transactions contemplated therein, as neither conflicting with, in breach of or in default under, resulting in the acceleration of, creating in any party the right to accelerate, terminate, modify or cancel, or violate, any provision of Boatmen's articles of incorporation or bylaws, or to the best knowledge of such counsel any statute, regulation, rule, judgment, order or decree binding upon Boatmen's which would be materially adverse to the business of Boatmen's and its subsidiaries taken as a whole.

      7. To the best knowledge of such counsel, the receipt of all required consents, approvals, orders or authorizations of, or registrations, declarations or filings with or without notices to, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any other person or entity required to be obtained or made by or with respect to Boatmen's or AcquisitionCo in connection with the execution and delivery of the Agreement or the consummation of the transactions contemplated by the Agreement.

                                                               EXHIBIT 4.08
                                                               ------------

                                -------------------, 1994


Boatmen's Bancshares, Inc.
One Boatmen's Plaza
800 Market Street
St. Louis, Missouri  63101
Attention:   Gregory L. Curl
             Vice Chairman

      Re: Agreement and Plan of Merger, dated as of August 18, 1994 (the "Merger Agreement"), by and among Worthen Banking Corporation ("Worthen"), Boatmen's Bancshares, Inc.
             ("Boatmen's"), and BBI AcquisitionCo, Inc.
             ("AcquisitionCo")

Gentlemen:

      I have been advised that I may be deemed to be an affiliate of Worthen, as that term is defined for purposes of paragraphs (c) and
(d) of Rule 145 ("Rule 145") of the Rules and Regulations of the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act of 1933, as amended (the "Securities
Act").

      Pursuant to the terms and conditions of the Merger Agreement, each share of common stock of Worthen owned by me as of the effective time of the merger contemplated by the Merger Agreement (the "Merger") may be converted into the right to receive one (1) share of common stock of Boatmen's and cash in lieu of any fractional share. As used in this letter, the shares of common stock of Worthen owned by me as of the date which is thirty (30) days prior to the anticipated effective time of the Merger are referred to as the "Pre-Merger Shares" and the shares of common stock of Boatmen's which may be received by me in the Merger in exchange for my Pre-Merger Shares are referred to as the "Post-Merger Shares." This letter is delivered to Boatmen's pursuant to
Section 4.08 of the Merger Agreement.

      A.     I represent and warrant to Boatmen's and agree that:

             1. I shall not make any sale, transfer or other disposition of the Post-Merger Shares I receive pursuant to the Merger in violation of Rule 145 under the Securities Act (or any successor rule or regulations promulgated by the Commission).

             2. I understand that the issuance of the Post-Merger Shares to me pursuant to the Merger will be registered with the Commission under the Securities Act. I also understand that because I may be deemed an "affiliate" of Worthen and because any distributions by me of the Post-Merger Shares will not be registered under the Securities Act, such Post-Merger Shares must be held by me unless (i) the sale, transfer or other distribution has been registered under the Securities Act, (ii) the sale, transfer or other distribution of such Post-Merger Shares is made in accordance with the provisions of Rule 145 (or any successor rule or regulations promulgated by the Commission), or (iii) in the opinion of counsel reasonably acceptable to Boatmen's some other exemption from registration under the Securities Act is available with respect to any such proposed distribution, sale, transfer or other disposition of such Post-Merger Shares.

Boatmen's Bancshares, Inc.
- --------------------, 1994
Page 2

             3. In no event will I sell the Pre-Merger Shares or the Post-Merger Shares, as the case may be, or otherwise transfer or reduce my risk relative to the Pre-Merger Shares or Post-Merger Shares, as the case may be, during the period beginning
      30 days prior to the date on which the Merger is consummated
      (the "Commencement Date") and ending on the date that Boatmen's has published financial results covering at least 30 days of the combined operations of Boatmen's and Worthen. I understand that Worthen has undertaken, in the Merger
      Agreement, to give me as much advance notice of the Commencement Date as is practicable under the circumstances.

      B.     I understand and agree that:

             1. Stop transfer instructions will be issued with respect to the Post-Merger Shares and there will be placed on the certificates representing such Post-Merger Shares, or any certificate delivered in substitution therefor, a legend stating in substance:

             "The shares represented by this Certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933, as amended, applied. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement dated -----------------, 1994, by the registered holder in favor of Boatmen's Bancshares, Inc., a copy of which agreement is on file at the principal offices of Boatmen's Bancshares, Inc."

             2. Unless the transfer by me of Post-Merger Shares is a sale made in compliance with the provisions of paragraph A.2 above, Boatmen's reserves the right to place the following legend on the Certificates issued to my transferee:

             "The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933, as amended, applied. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended, and may not be sold, pledged or otherwise transferred unless the shares have been registered under the Securities Act of 1933, as amended, or an exemption from registration is available."

      I understand and agree that the legends set forth in paragraphs 1 and 2 above shall be removed by delivery of substitute Certificates without any legend if I deliver to Boatmen's a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Boatmen's, to the effect that no such legend is required for the purpose of the Securities Act.

      I have carefully read this letter and have had an adequate opportunity to review the Merger Agreement and understand the requirements and the limitations imposed upon the distribution, sale, transfer or other disposition of Pre-Merger Shares or Post-Merger Shares by me.

                                                        Very truly yours,